UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 20, 2015

FUTURA PICTURES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	005-88359	56-2495218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17337 Ventura Boulevard, Suite 208 Encino, California		91316
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(818) 784-0040

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Securities Purchase Agreement

On February 20, 2015, Futura Pictures, Inc. (the “Company”) entered into an amendment agreement (the “Amendment Agreement”) to that securities purchase agreement (the “Securities Purchase Agreement”) among and between the Company, Buddy Young, the Young Family Trust (the “Principal Shareholder”), Sung-Ho Park, Jae-Min Oh and Rak-Gu Kim (Messrs. Park, Oh and Kim collectively the “Purchasers”) whereby the Principal Shareholder has agreed to sell to the Purchasers an aggregate of 1,070,000 shares of the Company’s common stock (the “Principal Shares”) at a purchase price of $0.025234 per share.

Under the terms of the Amendment Agreement, the persons to be appointed as executive officers and directors of the Company upon closing of the purchase and sale of the Principal Shares has been amended such that the following persons are expected to be appointed to the following positions:

Name	Position
Buddy Young	Director
Jae-Min Oh	Chief Executive Officer and President
Rak-Gu Kim	Director, Chief Financial Officer, Treasurer and Secretary

As soon as reasonably practicable thereafter, and no later than 10 days after an information statement complying with the requirements of Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder has been filed with the SEC and transmitted to the Company’s stockholders, Mr. Young will resign as a director of the Company and Jae-Min Oh and Sung Ho Park will be appointed as directors of the Company, with Mr. Park being appointed as Chairman of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURA PICTURES, INC.

Date: February 26, 2015
	By:	/s/ Buddy Young
Buddy Young
Chief Executive Officer and President